UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Coeur Mining, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Drive
Suite 2100
Chicago, Illinois 60606
(Address of Principal Executive Offices)

(312) 489-5800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on November 2, 2025, Coeur Mining, Inc., a Delaware corporation (“Coeur”), New Gold Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“New Gold”), and 1561611 B.C. LTD., a corporation organized and existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Coeur (“Canadian Sub”), agreed to a strategic business combination transaction pursuant to a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”).

Supplemental Disclosures

On December 22, 2025, Coeur filed a definitive proxy statement on Schedule DEFM14A, as such may be supplemented from time to time (the “Definitive Proxy Statement”), with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the special meeting of Coeur’s stockholders to vote to approve an amendment to the Coeur Certificate of Incorporation, as amended, and the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement (together, the “Proposals”) scheduled to be held on January 27, 2026 (the “Special Meeting”).

Explanatory Note

In connection with the Arrangement, two complaints have been filed as individual actions in the Supreme Court of the State of New York, County of New York and are captioned Ryan Carroll v. Coeur Mining, Inc., et al. (filed January 6, 2026) (the “Carroll Complaint”) and Anthony Malone v. Coeur Mining, Inc., et al. (filed January 8, 2026), respectively (the “Malone Complaint” and, together with the Carroll Complaint, the “Complaints”).

The Complaints generally allege that the Definitive Proxy Statement misrepresents and/or omits certain purportedly material information. The Complaints seek, among other things, an injunction enjoining the consummation of the Arrangement unless and until certain additional information is disclosed, actual and punitive damages, fees and expenses, including reasonable attorneys’ and experts’ fees and expenses, and other relief the court may deem just and proper.

Additionally, Coeur has received demand letters from certain purported stockholders of Coeur seeking additional disclosures in the Definitive Proxy Statement (collectively, the “Demand Letters”).

Coeur believes the claims asserted in the Complaints and Demand Letters are without merit but cannot predict the outcome of any such claims. Additional lawsuits and demand letters arising out of the Arrangement may also be filed or received in the future. If additional similar lawsuits and demand letters are filed or received, absent new or significantly different allegations, the Company will not necessarily disclose such additional lawsuits or demand letters.

While Coeur believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable laws and denies the allegations in the Complaints and Demand Letters, in order to moot the disclosure claims in the Complaints and Demand Letters, and avoid nuisance and possible expense and business delays, Coeur has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Coeur specifically denies all allegations in the Complaints and Demand Letters that any additional disclosure was or is required or material.

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement. This Current Report on Form 8-K is incorporated into, and amends and/or supplements, the Definitive Proxy Statement as provided herein. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

Supplemental Disclosures to the Definitive Proxy Statement

1.
The second sentence of the last full paragraph on page 73 under “The Arrangement – Opinions of Financial Advisors to Coeur – Opinion of BMO Capital Markets Corp.” is hereby amended and supplemented as follows:

•
No company, business or transaction reviewed is identical or directly comparable to Coeur, New Gold or the Arrangement and an evaluation of these analyses is not entirely mathematical nor, except as otherwise disclosed, were individual multiples derived from the Coeur selected companies, New Gold selected companies or selected transactions described below independently determinative of the results of such analyses; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis.

2.
The second sentence of the first full paragraph on page 75 under “The Arrangement – Opinions of Financial Advisors to Coeur – Opinion of BMO Capital Markets Corp. – Financial Analyses – Selected Public Companies Analyses – Coeur” is hereby amended and supplemented as follows:

•
Based on BMO Capital Markets’ professional judgment and informed by, among other things, the financial profile, scale and asset portfolio of Coeur relative to the Coeur selected companies, BMO Capital Markets applied a selected range of estimated net asset value per share multiples derived from the Coeur selected companies of 1.45x to 2.00x, a selected range of calendar year 2026 estimated cash flow per share multiples derived from the Coeur selected companies of 8.5x to 12.0x and a selected range of calendar year 2026 estimated EBITDA multiples derived from the Coeur selected companies of 6.0x to 8.0x to corresponding data of Coeur based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur.

3.
The third sentence of the fifth full paragraph on page 75 under “The Arrangement – Opinions of Financial Advisors to Coeur – Opinion of BMO Capital Markets Corp. – Financial Analyses – Selected Public Companies Analyses – New Gold” is hereby amended and supplemented as follows:

•
Based on BMO Capital Markets’ professional judgment and informed by, among other things, the financial profile, scale and asset portfolio of New Gold relative to the New Gold selected companies, BMO Capital Markets applied a selected range of estimated net asset value per share multiples derived from the New Gold selected companies of 0.8x to 1.35x, a selected range of calendar year 2026 estimated cash flow per share multiples derived from the New Gold selected companies of 3.8x to 5.8x and a selected range of calendar year 2026 estimated EBITDA multiples derived from the New Gold selected companies of 3.5x to 4.5x to corresponding data of New Gold based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur.

4.
The second sentence of the fourth full paragraph on page 76 under “The Arrangement – Opinions of Financial Advisors to Coeur – Opinion of BMO Capital Markets Corp. – Financial Analyses – New Gold Selected Precedent Transactions Analysis” is hereby amended and supplemented as follows:

•
Based on BMO Capital Markets’ professional judgment and informed by, among other things, the financial profile, scale and asset portfolio of New Gold relative to the target companies involved in the selected transactions, BMO Capital Markets applied a selected range of estimated net asset value per share multiples derived from the selected transactions of 1.20x to 1.90x, a selected range of current or next 12 months (as applicable) estimated cash flow per share multiples derived from the selected transactions of 6.5x to 8.5x and current or next 12 months (as applicable) estimated EBITDA multiples derived from the selected transactions of 5.5x to 7.0x, respectively, to corresponding data of New Gold based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur.

5.
The third bullet point of the third full paragraph on page 77 under “The Arrangement – Opinions of Financial Advisors to Coeur – Opinion of BMO Capital Markets Corp. – Certain Additional Information – Other” is hereby amended and supplemented as follows:

•
nine undiscounted publicly available equity research analysts’ price targets for Coeur Common Stock and eight undiscounted publicly available equity research analysts’ price targets for New Gold Common Shares, which indicated overall low and high target price ranges for Coeur Common Stock and New Gold Common Shares of $16.00 per share and $25.00 per share (with a median of $22.00 per share) and $7.00 per share and $10.79 per share (with a median of $9.00 per share), respectively, and an approximate implied exchange ratio reference range of 0.280x to 0.674x;

6.
The fourth bullet point of the second full paragraph on page 80 under “The Arrangement – Opinions of Financial Advisors to Coeur – Opinion of RBC Capital Markets, LLC” is hereby amended and supplemented as follows:

•
RBCCM reviewed (a) financial projections and other estimates and data relating to Coeur (the “Coeur Projections”) and New Gold (the “New Gold Projections” and, together with the Coeur Projections, the “Forecasted Financial Information”) in each case, prepared by the management of Coeur, including certain future gold, silver and copper commodity price assumptions, which consisted of research analyst consensus pricing estimates for such commodities, as provided by the management of Coeur (see the section entitled “The Arrangement—Certain Unaudited Prospective Financial and Operating Information” for a summary of the Forecasted Financial Information), and (b) estimates of the intrinsic value for certain unmodelled resources of Coeur not otherwise accounted for in the Coeur Projections prepared by the management of Coeur (“Unmodelled Resources”; see the section entitled “The Arrangement—Certain Unaudited Prospective Financial and Operating Information” for a summary of the intrinsic values for such Unmodelled Resources), all of which financial projections and other estimates and data RBCCM was directed by management of Coeur to utilize for purposes of its analyses and opinion;

7.
The first sentence of the third full paragraph on page 81 under “The Arrangement – Opinions of Financial Advisors to Coeur – Opinion of RBC Capital Markets, LLC” is hereby amended and supplemented as follows:

•
Unless the context indicates otherwise, the analyses performed below were calculated using (i) the closing prices of New Gold Common Shares, Coeur Common Stock and the common equity of the selected companies set forth below as of October 31, 2025, (ii) historical, financial and operating data for the selected companies based on publicly available information for each company as of October 31, 2025, (iii) the Enterprise Values for (a) New Gold based on net debt as of September 30, 2025, and further adjusted for the gold prepayment liability (which net debt amount, as adjusted, was approximately $371.0 million, including estimated proceeds from the exercise and/or conversion of ITM dilutive securities), and (b) Coeur based on net debt as of September 30, 2025 (which net debt amount was approximately $99.0 million, including estimated proceeds from the exercise and/or conversion of ITM dilutive securities), and (iv) per share amounts for (a) New Gold based on fully diluted ITM (“FDITM”) shares outstanding as of September 30, 2025 of approximately 798.0 million shares based on the Implied Per Share Offer Price referred to below, and (b) Coeur based on FDITM shares outstanding as of September 30, 2025 of approximately 647.2 million shares based on the closing price of Coeur Common Stock as of October 31, 2025 of $17.17.

8.
The first table on page 82 under “The Arrangement – Opinions of Financial Advisors to Coeur – Opinion of RBC Capital Markets, LLC – New Gold Financial Analyses – Selected Public Companies Analysis” is hereby amended and supplemented as follows:

•	The results of this analysis are summarized in the following table:

Selected Precious Metals Mining Companies	Price / NAV	EV / 2026E EBITDA	Price / 2026E Cash Flow

Equinox Gold Corp.	0.7x	4.5x	4.6x
IAMGOLD Corporation	0.8x	3.6x	4.0x
B2Gold Corp.	0.7x	3.0x	4.4x
OceanaGold Corporation	1.0x	3.0x	3.8x
SSR Mining Inc.	0.7x	4.0x	4.6x
Orla Mining Ltd.	0.8x	4.9x	6.2x
Wesdome Gold Mines Ltd.	1.0x	3.6x	5.6x

Maximum	1.0x	4.9x	6.2x
Mean	0.8x	3.8x	4.7x
Median	0.8x	3.6x	4.6x
Minimum	0.7x	3.0x	3.8x

New Gold	2.0x	5.4x	5.2x

9.
The third table on page 83 under “The Arrangement – Opinions of Financial Advisors to Coeur – Opinion of RBC Capital Markets, LLC – New Gold Financial Analyses – Selected Precedent Transactions Analysis” is hereby amended and supplemented as follows:

•	The results of this analysis are summarized in the following table:

Target	Price / NAV	EV / NTM EBITDA	Price / NTM Cash Flow
Gold Road Resources Ltd.	1.2x	5.8x	11.0x
Newcrest Mining Limited	1.2x	9.0x	10.1x
Yamana Gold Inc.	1.0x	7.0x	6.9x
Pretium Resources Inc.	1.3x	9.8x	9.7x
Detour Gold Corporation	1.1x	9.6x	10.1x
Goldcorp Inc.	1.1x	8.1x	6.4x

Maximum	1.3x	9.8x	11.0x
Mean	1.1x	8.2x	9.1x
Median	1.1x	8.6x	9.9x
Minimum	1.0x	5.8x	6.4x

Arrangement at the Exchange Ratio (at 5% Real Discount Rate)	2.3x	6.2x	6.1x
Arrangement at the Exchange Ratio (at WACC)	2.8x	6.2x	6.1x

10.
The first full table on page 84 under “The Arrangement – Opinions of Financial Advisors to Coeur – Opinion of RBC Capital Markets, LLC – Coeur Financial Analyses – Selected Public Companies Analysis” is hereby amended and supplemented as follows:

•	The results of this analysis are summarized in the following table:

Selected Precious Metals Mining Companies	Price / NAV	EV / 2026E EBITDA	Price / 2026E Cash Flow

Fresnillo plc	1.5x	6.9x	12.2x
Pan American Silver Corp.	1.1x	7.2x	7.7x
Hecla Mining Company	1.7x	11.1x	13.5x
First Majestic Silver Corp.	2.0x	7.2x	9.7x

Maximum	2.0x	11.1x	13.5x
Mean	1.6x	8.1x	10.8x
Median	1.6x	7.2x	10.9x
Minimum	1.1x	6.9x	7.7x

Coeur	2.5x	8.2x	10.0x

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the arrangement of New Gold Inc. under the provisions of Part 9, Division 5 of the BCBCA, as further set out in the Arrangement Agreement, dated November 2, 2025, by and among Coeur, New Gold, and Canadian Sub, or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Additional Information

In connection with the Arrangement, Coeur filed and mailed the Definitive Proxy Statement with the SEC in connection with the solicitation of proxies to obtain the Approvals and New Gold filed a notice of the meeting of New Gold shareholders and accompanying management information circular (the “Circular”) on SEDAR+ and with the SEC in connection with the solicitation of proxies to obtain New Gold shareholder approval of the Arrangement. This communication is not a substitute for the Definitive Proxy Statement, the Circular or for any other document that Coeur or New Gold may file with the SEC or on SEDAR+ and/or send to Coeur stockholders and/or New Gold’s shareholders in connection with the Arrangement. INVESTORS AND SHAREHOLDERS OF COEUR AND NEW GOLD ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT AND THE CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY COEUR AND/OR NEW GOLD WITH THE SEC OR ON SEDAR+, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COEUR, NEW GOLD, THE ARRANGEMENT, THE RISKS RELATED THERETO AND RELATED MATTERS.

Stockholders of Coeur and shareholders of New Gold are able to obtain free copies of the Proxy Statement and the Circular, as each may be amended from time to time, and other relevant documents filed by Coeur and/or New Gold with the SEC or on SEDAR+ through the website maintained by the SEC at www.sec.gov or on SEDAR+ at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Coeur will be available free of charge from Coeur’s website at www.coeur.com under the “Investors” tab or by contacting Coeur’s Investor Relations Department at (312) 489-5800 or investors@coeur.com. Copies of documents filed with the SEC or on SEDAR+ by New Gold will be available free of charge from New Gold’s website at www.newgold.com under the “Investors” tab or by contacting New Gold’s Investor Relations Department at (416) 324-6015.

Cautionary Note to U.S. Investors

Coeur’s public disclosures are governed by the U.S. Securities Exchange Act of 1934, as amended, including Regulation S-K 1300 thereunder, whereas New Gold discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in Canada’s National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). Although S-K 1300 and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by New Gold prepared in accordance with NI 43-101 may not be comparable to similar information made public by companies, including Coeur, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. The scientific and technical information concerning Coeur’s mineral projects in this communication have been reviewed and approved by a “qualified person” under Item 1300 of SEC Regulation S-K, namely, Coeur’s Vice President, Technical Services, Christopher Pascoe.

Participants in the Solicitation

Coeur, New Gold and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Coeur’s stockholders and New Gold’s shareholders in connection with the Arrangement. Information regarding the executive officers and directors of Coeur is included in its definitive proxy statement for its 2025 annual meeting under the headings “Proposal No. 1 – Election of Directors”, “Information about our Executive Officers”, “Compensation Discussion and Analysis”, and “Director Compensation”, which was filed with the SEC on April 2, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000215466/000114036125011870/ny20041389x1_def14a.htm. Information regarding the directors and certain executive officers of New Gold is included in its management information circular for its 2025 annual meeting under the headings “Business of the Meeting – 3. Election of Directors”, “Compensation Discussion and Analysis”, “Statement of Director Compensation”, and “Corporate Governance Practices”, which is dated March 21, 2025 and is available under New Gold’s profile on SEDAR+ and the SEC. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Definitive Proxy Statement, the Circular and other materials when they are filed with the SEC or on SEDAR+ in connection with the Arrangement. Free copies of these documents may be obtained as described in the paragraphs above.

Forward-Looking Statements and Cautionary Statements

Certain statements in this document concerning the proposed Arrangement, including any statements regarding the expected timetable for completing the Arrangement, the results, effects, benefits and synergies of the Arrangement, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Coeur’s or New Gold’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include, but are not limited to, statements regarding Coeur’s or New Gold’s plans and expectations with respect to the proposed Arrangement and the anticipated impact of the proposed Arrangement on the combined company’s results of operations, financial position, growth opportunities and competitive position, including maintaining current Coeur and New Gold management, strategies and plans and integration. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of New Gold may not approve the Arrangement or stockholders of Coeur may not approve the Stock Issuance or the Charter Amendment; the risk that any other condition to Closing (as defined in the Arrangement Agreement) may not be satisfied; the risk that the Closing might be delayed or not occur at all; the anticipated timing of mailing proxy statements and circulars regarding the Arrangement; the risk that either Coeur or New Gold may terminate the Arrangement Agreement and either Coeur or New Gold is required to pay a termination fee to the other party; potential adverse reactions or changes to business or employee relationships of Coeur or New Gold, including those resulting from the announcement or completion of the Arrangement; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Coeur and New Gold; the effects of the business combination of Coeur and New Gold, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the risk that Coeur or New Gold may not receive the required stock exchange and regulatory approvals of the Arrangement; the expected listing of shares on the NYSE; the risk of any litigation relating to the proposed Arrangement; the risk of changes in governmental regulations or enforcement practices; the effects of commodity prices, life of mine estimates; the timing and amount of estimated future production; the risks of mining activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Arrangement. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, gold, copper and silver market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in the Definitive Proxy Statement and Coeur’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and available from Coeur’s website at www.coeur.com under the “Investors” tab, and in other documents Coeur files with the SEC and in New Gold’s Circular and annual information form for the year ended December 31, 2024, which are on file with the SEC and on SEDAR+ and available from New Gold’s website at www.newgold.com under the “Investors” tab, and in other documents New Gold files with the SEC or on SEDAR+.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Coeur nor New Gold assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: January 16, 2026	By:	/s/ Casey M. Nault
Name: Casey M. Nault
Title: Senior Vice President, General Counsel and Secretary